Exhibit 21.1

SUBSIDIARIES OF FRANCHISE GROUP, INC.

Entity	Jurisdiction	Sole Member
Franchise Group New Holdco, LLC	DE	Franchise Group, Inc.
Franchise Group Intermediate Holdco, LLC	DE	Franchise Group New Holdco, LLC
Franchise Group Intermediate B, LLC	DE	Franchise Group Intermediate Holdco, LLC
Buddy’s Newco, LLC	DE	Franchise Group Intermediate B, LLC
Buddy’s Franchising and Licensing, LLC	FL	Buddy’s Newco, LLC
Franchise Group Intermediate S, LLC	DE	Franchise Group Intermediate Holdco, LLC
Franchise Group Newco S, LLC	DE	Franchise Group Intermediate S, LLC
Franchise Group Newco Intermediate AF, LLC	DE	Franchise Group Intermediate Holdco, LLC
American Freight Outlet Stores, LLC	DE	Franchise Group Newco S, LLC
Outlet Merchandise, LLC	DE	Franchise Group Newco S, LLC
Leasing Operations, LLC	DE	Franchise Group Newco S, LLC
American Freight Discount Outlet Franchising, LLC	DE	Franchise Group Newco S, LLC
American Freight Group, LLC	DE	Franchise Group Newco Intermediate AF, LLC
American Freight Holdings, LLC	DE	American Freight Group, LLC
American Freight, LLC	DE	American Freight Holdings, LLC
American Freight Management Company, LLC	DE	American Freight, LLC
Franchise Group Intermediate V, LLC	DE	Franchise Group Intermediate Holdco, LLC
Franchise Group Newco V, LLC	DE	Franchise Group Intermediate V, LLC
Valor Acquisition, LLC	DE	Franchise Group Newco V, LLC
Vitamin Shoppe Industries LLC	NY	Valor Acquisition, LLC
Vitamin Shoppe Global, LLC	DE	Vitamin Shoppe Industries LLC
Vitamin Shoppe Mariner, LLC	DE	Vitamin Shoppe Industries LLC
Vitamin Shoppe Procurement Services LLC	DE	Vitamin Shoppe Industries LLC
Vitamin Shoppe Florida, LLC	DE	Vitamin Shoppe Industries LLC
Betancourt Sports Nutrition, LLC	FL	Vitamin Shoppe Industries LLC
Franchise Group Intermediate L, LLC	DE	Franchise Group Intermediate Holdco, LLC
Franchise Group Intermediate R, LLC	DE	Franchise Group Intermediate L, LLC
Franchise Group Newco R, LLC	DE	Franchise Group Intermediate R, LLC
Franchise Group Newco R NM, LLC	DE	Franchise Group Intermediate R, LLC
Franchise Group Intermediate L 1, LLC	DE	Franchise Group Intermediate L, LLC
Franchise Group Intermediate L 2, LLC	DE	Franchise Group Intermediate L 1, LLC
SiempreTax+ LLC	VA	Franchise Group Intermediate L 2, LLC
JTH Tax LLC	DE	Franchise Group Intermediate L 2, LLC
Liberty Credit Repair, LLC	VA	JTH Tax LLC
Wefile LLC	VA	JTH Tax LLC
JTH Court Plaza, LLC	VA	JTH Tax LLC
LTS Properties, LLC	VA	JTH Tax LLC
LTS Software LLC	VA	JTH Tax LLC
JTH Tax Office Properties, LLC	VA	JTH Tax LLC
360 Accounting Solutions LLC	VA	JTH Tax LLC
JTH Financial, LLC	VA	JTH Tax LLC
JTH Properties 1632, LLC	VA	JTH Financial LLC
Liberty Tax Holding Corporation	Canada	JTH Tax LLC
Liberty Tax Service, Inc.	Canada	JTH Tax LLC / Liberty Tax Holding Corporation
Trilogy Software Inc.		Liberty Tax Service, Inc.